SUB-ITEM 77Q3

AIM TAX FREE INTERMEDIATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  3/31/2008
FILE NUMBER 811-7890
SERIES NO.: 1


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                  6,318
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class A3                                                 1,343
        Institutional Class                                         35

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                 0.4545
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class A3                                                0.4277
        Institutional Class                                     0.4495

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                 15,636
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class A3                                                 3,538
        Institutional Class                                         82

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                 $10.70
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class A3                                                $10.70
        Institutional Class                                     $10.69